Exhibit 99.1
First Quarter 2026
Earnings Results
Media Relations: Tony Fratto 212-902-5400
Investor Relations: Jehan Ilahi 212-902-0300
The Goldman Sachs Group, Inc.
200 West Street | New York, NY 10282
First Quarter 2026 Earnings Results
Goldman Sachs Reports First Quarter Earnings Per Common Share of $17.55
Financial Summary

Net Revenues
1Q26	$17.23 billion

Net Earnings
1Q26	$5.63 billion

EPS[1]
1Q26	$17.55

Annualized ROE[2]
1Q26	19.8%

Book Value Per Share
1Q26	$361.19
NEW YORK, April 13, 2026 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $17.23 billion and net earnings of $5.63 billion for the first quarter ended March 31, 2026.
Diluted earnings per common share (EPS)1 was $17.55 for the first quarter of 2026 compared with $14.12 for the first quarter of 2025 and $14.01 for the fourth quarter of 2025.
Annualized return on average common shareholders' equity (ROE)2 was 19.8% for the first quarter of 2026.
Book value per common share increased by 1.0% during the quarter to $361.19.

Goldman Sachs Reports
First Quarter 2026 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Net Revenues
Net revenues were $17.23 billion for the first quarter of 2026, 14% higher than the first quarter of 2025 and 28% higher than the fourth quarter of 2025. The increase compared with the first quarter of 2025 primarily reflected higher net revenues in
Global Banking & Markets.

Net Revenues
$17.23 billion
Global Banking & Markets
Net revenues in Global Banking & Markets were $12.74 billion for the first quarter of
2026, 19% higher than the first quarter of 2025 and 22% higher than the fourth quarter of 2025.
Investment banking fees were $2.84 billion, 48% higher than the first quarter of 2025, primarily due to significantly higher net revenues in Advisory, reflecting a significant increase in completed mergers and acquisitions volumes. Net revenues in Equity underwriting were also significantly higher, primarily reflecting significantly higher net revenues from convertible offerings. Net revenues in Debt underwriting were higher, reflecting higher net revenues from investment-grade and asset-backed activity, partially offset by significantly lower net revenues from leveraged finance activity. The firm’s Investment banking fees backlog3 decreased slightly compared with the end of
2025.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $4.01 billion,
10% lower than the first quarter of 2025, reflecting lower net revenues in FICC intermediation, due to significantly lower net revenues in interest rate products and mortgages and lower net revenues in credit products, partially offset by significantly higher net revenues in commodities and currencies. Net revenues in FICC financing were slightly higher.
Net revenues in Equities were $5.33 billion, 27% higher than the first quarter of 2025, due to significantly higher net revenues in Equities financing, primarily driven by significantly higher net revenues in prime financing, and higher net revenues in
Equities intermediation, primarily driven by higher net revenues in cash products.
Net revenues in Other were $561 million compared with $200 million for the first quarter of 2025, with the increase primarily reflecting significantly higher net gains from direct investments.

Global Banking & Markets
$12.74 billion

Advisory	$1.49 billion
Equity underwriting	$535 million
Debt underwriting	$811 million
Investment banking fees	$2.84 billion

FICC intermediation	$2.95 billion
FICC financing	$1.06 billion
FICC	$4.01 billion

Equities intermediation	$2.72 billion
Equities financing	$2.61 billion
Equities	$5.33 billion

Other	$561 million

Goldman Sachs Reports
First Quarter 2026 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Asset & Wealth Management

Net revenues in Asset & Wealth Management were $4.08 billion for the first quarter of 2026, 10% higher than the first quarter of 2025 and 14% lower than the fourth quarter of 2025. The increase compared with the first quarter of 2025 primarily reflected higher Management and other fees, partially offset by lower net revenues in
Private banking and lending.
The increase in Management and other fees primarily reflected the impact of higher average assets under supervision. The decrease in Private banking and lending reflected the impact of lower deposit spreads related to Marcus deposits, partially offset by higher deposit balances. Incentive fees were higher, primarily driven by performance, and net revenues in Investments were also higher.

Asset & Wealth Management
$4.08 billion

Management and other fees	$3.08 billion
Incentive fees	$183 million
Private banking and lending	$638 million
Investments	$180 million

Platform Solutions

Net revenues in Platform Solutions were $411 million for the first quarter of 2026, compared with $610 million for the first quarter of 2025 and $(1.68) billion for the fourth quarter of 2025. The decrease compared with the first quarter of 2025 primarily reflected net markdowns recognized in net revenues related to the Apple
Card loan portfolio, which was transferred to held for sale in 2025.

Platform Solutions
$411 million
Provision for Credit Losses
Provision for credit losses was $315 million for the first quarter of 2026, compared with $287 million for the first quarter of 2025 and a net benefit of $2.12 billion for the fourth quarter of 2025. Provisions for the first quarter of 2026 primarily reflected growth and impairments related to wholesale loans. Provisions for the first quarter of
2025 primarily reflected net provisions related to the credit card portfolio, which was transferred to held for sale in the fourth quarter of 2025.

Provision for Credit Losses
$315 million

Goldman Sachs Reports
First Quarter 2026 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Operating Expenses
Operating expenses were $10.43 billion for the first quarter of 2026, 14% higher than the first quarter of 2025 and 7% higher than the fourth quarter of 2025. The firm's efficiency ratio3 was 60.5% for the first quarter of 2026, compared with 60.6% for the first quarter of 2025.
The increase in operating expenses compared with the first quarter of 2025 primarily reflected significantly higher transaction based expenses and higher compensation and benefits expenses (reflecting improved operating performance).
Net provisions for litigation and regulatory proceedings were $42 million for the first quarter of 2026, compared with $(11) million for the first quarter of 2025.
Headcount was essentially unchanged compared with the end of 2025.

Operating Expenses
$10.43 billion

Efficiency Ratio
60.5%
Provision for Taxes
The effective income tax rate for the first quarter of 2026 was 13.2%, down from the full year rate of 21.4% for 2025, primarily reflecting an increase in tax benefits on the settlement of employee share-based awards4, partially offset by a decrease in other permanent tax benefits, for the first quarter of 2026 compared with the full year of
2025.

Effective Tax Rate
13.2%
Other Matters
▪On April 10, 2026, the Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $4.50 per common share to be paid on June 29, 2026 to common shareholders of record on June 1, 2026.
▪In the first quarter of 2026, the firm returned $6.38 billion of capital to common shareholders, including $5.00 billion of common share repurchases (5.4 million shares at an average cost of $923.49) and $1.38 billion of common stock dividends.3
▪Global core liquid assets3 averaged $494 billion for the first quarter of 2026, compared with an average of $479 billion for the fourth quarter of 2025.

Declared Quarterly Dividend Per Common Share
$4.50

Common Share Repurchases
5.4 million shares for $5.00 billion

Average GCLA
$494 billion

Goldman Sachs Reports
First Quarter 2026 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in
1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.
Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private
Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements.
For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31,
2025.
Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.
Statements about the firm’s Investment banking fees backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the imposition of tariffs, the continuation or worsening of the war in the Middle East, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s Investment banking fees, see “Risk Factors” in Part I, Item 1A of the firm’s Annual
Report on Form 10-K for the year ended December 31, 2025.
Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-800-330-6730 (in the
U.S.) or 1-646-769-9500 (outside the U.S.) passcode number 7042022. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor
Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs
Investor Relations, via e-mail, at gs-investor-relations@gs.com.

Goldman Sachs Reports
First Quarter 2026 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Segment Net Revenues (unaudited)
$ in millions

	THREE MONTHS ENDED			% CHANGE FROM
	MARCH 31,	DECEMBER 31,	MARCH 31,	DECEMBER 31,	MARCH 31,
	2026	2025	2025	2025	2025
GLOBAL BANKING & MARKETS
Advisory	$1,494	$1,356	$792	10%	89%
Equity underwriting	535	521	370	3	45
Debt underwriting	811	700	752	16	8
Investment banking fees	2,840	2,577	1,914	10	48
FICC intermediation	2,949	2,021	3,390	46	(13)
FICC financing	1,062	1,086	1,045	(2)	2
FICC	4,011	3,107	4,435	29	(10)
Equities intermediation	2,718	2,178	2,547	25	7
Equities financing	2,608	2,128	1,645	23	59
Equities	5,326	4,306	4,192	24	27
Other	561	421	200	33	181
Net revenues	12,738	10,411	10,741	22	19

ASSET & WEALTH MANAGEMENT
Management and other fees	3,077	3,092	2,701	—	14
Incentive fees	183	181	129	1	42
Private banking and lending	638	776	725	(18)	(12)
Investments	180	670	156	(73)	15
Net revenues	4,078	4,719	3,711	(14)	10

PLATFORM SOLUTIONS
Net revenues	411	(1,676)	610	N.M.	(33)

Total net revenues	$17,227	$13,454	$15,062	28	14
Geographic Net Revenues (unaudited)3
$ in millions

	THREE MONTHS ENDED
	MARCH 31,	DECEMBER 31,	MARCH 31,
	2026	2025	2025
Americas	$10,416	$7,680	$9,866
EMEA	3,767	3,690	3,491
Asia	3,044	2,084	1,705
Total net revenues	$17,227	$13,454	$15,062
Americas	60%	57%	66%
EMEA	22%	27%	23%
Asia	18%	16%	11%
Total	100%	100%	100%

Goldman Sachs Reports
First Quarter 2026 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)
In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM
	MARCH 31,	DECEMBER 31,	MARCH 31,	DECEMBER 31,	MARCH 31,
	2026	2025	2025	2025	2025
REVENUES
Investment banking	$2,844	$2,579	$1,916	10%	48%
Investment management	3,179	3,201	2,759	(1)	15
Commissions and fees	1,326	505	1,226	163	8
Market making	5,461	3,669	5,723	49	(5)
Other principal transactions	862	(208)	543	N.M.	59
Total non-interest revenues	13,672	9,746	12,167	40	12

Interest income	20,637	20,379	19,383	1	6
Interest expense	17,082	16,671	16,488	2	4
Net interest income	3,555	3,708	2,895	(4)	23

Total net revenues	17,227	13,454	15,062	28	14

Provision for credit losses	315	(2,123)	287	N.M.	10

OPERATING EXPENSES
Compensation and benefits	5,412	4,665	4,876	16	11
Transaction based	2,515	2,224	1,850	13	36
Market development	186	216	156	(14)	19
Communications and technology	583	589	506	(1)	15
Depreciation and amortization	495	527	506	(6)	(2)
Occupancy	254	249	233	2	9
Professional fees	379	474	424	(20)	(11)
Other expenses	602	778	577	(23)	4
Total operating expenses	10,426	9,722	9,128	7	14

Pre-tax earnings	6,486	5,855	5,647	11	15
Provision for taxes	856	1,238	909	(31)	(6)
Net earnings	5,630	4,617	4,738	22	19
Preferred stock dividends	227	233	155	(3)	46
Net earnings applicable to common shareholders	$5,403	$4,384	$4,583	23	18

EARNINGS PER COMMON SHARE
Basic[3]	$17.74	$14.21	$14.25	25%	24%
Diluted[1]	$17.55	$14.01	$14.12	25	24
AVERAGE COMMON SHARES
Basic	303.8	307.3	320.8	(1)	(5)
Diluted	308.0	312.9	324.5	(2)	(5)

SELECTED DATA AT PERIOD-END
Common shareholders' equity	$109,079	$109,819	$109,147	(1)	—
Basic shares[3]	302.0	307.1	317.1	(2)	(5)
Book value per common share	$361.19	$357.60	$344.20	1	5

Headcount	47,000	47,400	46,600	(1)	1

Goldman Sachs Reports
First Quarter 2026 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)3
$ in billions

	AS OF
	MARCH 31,	DECEMBER 31,
	2026	2025
ASSETS
Cash and cash equivalents	$179	$164
Collateralized agreements	386	334
Customer and other receivables	209	186
Trading assets	760	657
Investments	238	194
Loans	253	238
Other assets	37	36
Total assets	$2,062	$1,809

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$561	$501
Collateralized financings	353	305
Customer and other payables	293	232
Trading liabilities	312	263
Unsecured short-term borrowings	81	70
Unsecured long-term borrowings	315	285
Other liabilities	24	28
Total liabilities	1,939	1,684
Shareholders’ equity	123	125
Total liabilities and shareholders’ equity	$2,062	$1,809

Capital Ratios and Supplementary Leverage Ratio (unaudited)3
$ in billions

	AS OF
	MARCH 31,	DECEMBER 31,
	2026	2025
Common equity tier 1 capital	$101.7	$104.3
STANDARDIZED CAPITAL RULES
Risk-weighted assets	$812	$727
Common equity tier 1 capital ratio	12.5%	14.3%
ADVANCED CAPITAL RULES
Risk-weighted assets	$758	$691
Common equity tier 1 capital ratio	13.4%	15.1%
SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	4.6%	5.2%
Average Daily VaR (unaudited)3
$ in millions

	THREE MONTHS ENDED
	MARCH 31,	DECEMBER 31,
	2026	2025
RISK CATEGORIES
Interest rates	$85	$60
Equity prices	55	48
Currency rates	15	17
Commodity prices	31	18
Diversification effect	(74)	(63)
Total	$112	$80
Goldman Sachs Reports
First Quarter 2026 Earnings Results
The Goldman Sachs Group, Inc. and Subsidiaries
Assets Under Supervision (unaudited)3,5
$ in billions

	MARCH 31,	DECEMBER 31,	MARCH 31,
	2026	2025	2025
ASSET CLASS (as of period-end)
Alternative investments	$429	$420	$355
Equity	954	951	771
Fixed income	1,341	1,334	1,207
Total long-term AUS	2,724	2,705	2,333
Liquidity products	926	901	840
Total AUS	$3,650	$3,606	$3,173
ROLLFORWARD (for the three months ended)
Beginning balance	$3,606	$3,452	$3,137
Net inflows / (outflows):
Alternative investments	11	27	4
Equity	24	11	11
Fixed income	27	28	14
Total long-term AUS net inflows / (outflows)[6]	62	66	29
Liquidity products	25	50	(5)
Total AUS net inflows / (outflows)	87	116	24
Net market appreciation / (depreciation)	(43)	38	12
Ending balance	$3,650	$3,606	$3,173
Footnotes

1.Diluted EPS includes the effect of instruments that are convertible into common shares if such conversion would be dilutive. The impact of applying this was a reduction in diluted EPS of $0.02 for the three months ended March 31, 2026.
2.Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’
equity. Average monthly common shareholders' equity was $108.90 billion for the first quarter of 2026.
3.For information about the following items, see the referenced sections in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition
and Results of Operations” in the firm’s Annual Report on Form 10-K for the year ended December 31, 2025: (i) Investment banking fees backlog –
see “Results of Operations – Global Banking & Markets,” (ii) assets under supervision – see “Results of Operations – Asset & Wealth Management –
Assets Under Supervision,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) share repurchase program – see “Capital
Management and Regulatory Capital – Capital Management,” (v) global core liquid assets – see “Risk Management – Liquidity Risk
Management,” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk
Management – Market Risk Management.”
For information about the following items, see the referenced sections in Part II, Item 8 “Financial Statements and Supplementary Data” in the firm’s
Annual Report on Form 10-K for the year ended December 31, 2025: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20
“Regulation and Capital Adequacy,” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”
Represents a preliminary estimate for the first quarter of 2026 for the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR. These may be revised in the firm’s Quarterly Report on Form
10-Q for the period ended March 31, 2026.
4.The impact of tax benefits related to employee share-based awards was a reduction to provision for taxes for the first quarter of 2026 of approximately $895 million, which increased diluted EPS by $2.91 and annualized ROE by 3.1 percentage points.
5.Beginning in the fourth quarter of 2025, certain assets under supervision have been reclassified from fixed income to alternative investments to better reflect the underlying investment strategies. Amounts for prior periods have been conformed to the current presentation.
6.Includes $5 billion of inflows in long-term assets under supervision (in alternative investments) in connection with the acquisition of Industry Ventures for the three months ended March 31, 2026.